Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements Nos. 33-17073, 33-35152, 33-79450, 333-65885 and 333-81535 of L.B. Foster Company of
our report dated January 22, 2001, with respect to the consolidated financial statements and schedule of L.B. Foster Company included in this Form 10-K for the year ended December 31, 2000.

                                                   /s/Ernst & Young LLP

Pittsburgh, Pennsylvania
March 30, 2001